Exhibit 10.31

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) dated as of the 18th day of May 2021, is by and between EWLL Acquisition Corp. (“Acquisition”) a wholly owned subsidiary of American Health Acquisition Corp. f//k/a eWellness Healthcare Corporation (the “Company”), a public Nevada corporation, both having offices located at 1126 S Federal Highway #464, Ft. Lauderdale FL 33316, on the one hand, and American Health Protection, Inc., a privately owned Nevada corporation having offices located at 6953 Amboy Road, Staten Island, NY 10309 (“AMHP”), on the other hand. The Company, Acquisition and AMHP are sometimes referred to collectively, as the “Parties” and individually, as a “Party.”

RECITALS:

WHEREAS, the Parties have entered into this Agreement for the purpose of merging AMHP into Acquisition (the “AMHP Merger”), with AMHP being the surviving entity of the AMHP Merger, becoming a wholly owned subsidiary of the Company and Acquisition ceasing to exist upon the AMHP Merger; and

WHEREAS, in connection therewith, the Parties have taken the following actions (collectively, the “Corporate Actions”) by filing Articles of Amendment to the Company’s Amended and Restated Articles of Amendment with the State of Nevada (“Articles of Amendment”) to: (i) change of the name of eWellness Healthcare Corporation to American Health Protection Corp. (the “Name Change”); (ii) implement a reverse split of the Company’s Common Stock and the shares underlying conversion of the Company’s securities convertible into shares of Common Stock together with the shares reserved for such conversions, on a one for two thousand (1:2,000) basis the (“Reverse Split”); and (iii) change the par value of the Company’s Common Stock and Preferred Stock from $0.001 per share to $0.0001 per share (the “Par Value Change”); and

WHEREAS, on April 19, 2021, the Company filed a Definitive Information Statement on Schedule 14C (the “Information Statement”) with the United States Securities and Exchange Commission (“SEC”) for the purpose of implementing the Corporate Actions, the final which Corporate Actions are subject to the filing with and approval of FINRA, based upon the joint written consent(the “Joint Written Consent”) of the Company’s board of directors and the approval of the holders of the majority of the Company’s voting capital stock (the “Majority Consenting Stockholders”), a copy of which Joint Written Consent and Articles of Amendment was filed with the SEC as part of the Information Statement; and

WHEREAS, upon the closing of the AMHP Merger (as defined herein), the Company will: (i) file Articles of Merger between Acquisition and AMHP with the Secretary of State of the State of Nevada for the purpose of AMHP merging with Acquisition and being the surviving entity of the AMHP Merger and becoming a wholly owned subsidiary of the Company; (ii) file with the Secretary of State of the State of Nevada Articles of Amendment to the Amended and Restated Articles of Incorporation of EWLL, a copy of which is attached as Exhibit B to the Information Statement; and (iii) make application to FINRA to implement and approve the above-referenced Corporate Actions; and

WHEREAS, upon the closing of the AMHP Merger, Acquisition will cease to exist and AMHP will be the surviving entity under the laws of the State of Nevada and AMHP will become wholly owned subsidiary of the Company, the public reporting company under the Securities Exchange Act of 1934 (“Exchange Act”) with securities subject to quotation on the OTC Markets; and

WHEREAS, the Company will make application to FINRA for approval of the Corporate Actions (the “FINRA Application”), following which approval FINRA will assign a new trading symbol for the Company’s Common Stock based upon the Company’s planned request in the forthcoming FINRA Application; and

WHEREAS, upon the closing of the AMHP Merger, the officers and directors of the Company immediately prior to the AMHP Merger will remain as the officers and directors of the Company.

NOW THEREFORE, in consideration of the premises, the mutual covenants herein contained and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree that AMHP shall be merged with and into Acquisition (which will cease to exist under the laws of Nevada) and AMHP will be the surviving entity (under the laws of Nevada) and become a wholly owned subsidiary of the Company upon the terms and conditions set forth below and the Nevada Revised Statutes (NRS).

ARTICLE 1

PRINCIPAL TERMS OF THE MERGER

Section 1.1 Merger. On the Effective Date (as defined in Section 4.1 below), AMHP shall be merged with and into EWLL Acquisition Corp. and the separate existence of EWLL Acquisition Corp. shall cease and the surviving company shall be AMHP (sometimes hereinafter referred to as the “Surviving Corporation”), which shall become a wholly owned subsidiary of the Company and shall be governed by the laws of Nevada. The address of the registered office of AMHP in Nevada will be 3773 Howard Hughes Pkwy., Suite 500S, Las Vegas, NV 89169-6014, located in Clark County, State of Nevada, and the registered agent in charge thereof shall be InCorp Services, Inc.

Section 1.2 Articles of Amendment of the Amended and Restated Articles of Incorporation of the Company. The Company has filed with the Secretary of State of the State of Nevada Articles of Amendment to authorize: (i) for the Name Change, Reverse Split and Par Value Change, defined above as the Corporate Actions, the effective date of which shall be subject to approval by FINRA; and (ii) file Certificates of Designation providing for the authorization an issuance of three new series of the Company’s preferred stock, par value $0.0001 (Series C Convertible Preferred Stock, Series D Voting Preferred Stock and Series E Convertible Preferred Stock having the preferences, rights, limitations and qualifications in the forms of Certificate of Designations attached hereto, which are substantially in the forms of Certificates of Designation applicable to the Surviving Corporation’s Series of Preferred Stock as in effect immediately before the Effective Date without change unless and until amended in accordance with applicable law.

Section 1.3 Bylaws. The Bylaws of the Company shall continue to be the Bylaws as in effect immediately before the Effective Date without change unless and until amended or repealed in accordance with applicable law.

Section 1.4 Directors and Officers. At the Effective Date of the Merger, the directors and executive officers of the Company shall continue to serve as executive officers and directors of Company. Each of such persons will hold office, subject to the applicable provisions of the Company’s Articles of Amendment and Bylaws and the NRS, until his or her successor is duly elected or appointed and qualified.

Section 1.5 Name Change of the Surviving Corporation. Subject to the approval of FINRA, as set forth in the Company’s Articles of Amendment filed with the State of Nevada, the name of eWellness Healthcare Corporation shall be changed to “American Health Protection Corp.”

ARTICLE 2

CONVERSION, CERTIFICATES AND PLANS

Section 2.1 Conversion of Shares. At the Effective Date of the Merger, each of the following transactions shall be deemed to occur simultaneously:

(a) AMHP Common and Preferred Stock. Each share of AMHP’s common stock, $0.0001 par value (the “AMHP Common Stock”), and each share of AMHP’s authorized and issued series of Convertible Preferred Stock and Voting Preferred Stock, $0.0001 par value (collectively, the “AMHP Preferred Stock”), authorized and issued and outstanding immediately before the Effective Date shall, by virtue of the Merger and without any action on the part of any holder thereof, be converted, as applicable, into and become one validly issued, fully paid and nonassessable share of the Company’s Common Stock and/or one validly issued, fully paid and nonassessable share of the Company’s newly designated Series of Convertible Preferred Stock or Series of Voting Preferred Stock, as the case may be, provided, that each share of Common Stock and Preferred Stock held in AMHP treasury shall be canceled without any further consideration being issued or paid therefor. Reference is made to Schedule A hereto for the list of the issuances of shares of the Company’s newly authorized: (i) Series C Convertible Preferred Stock; (ii) Series D Voting Preferred Stock; and (iii) Series E Convertible Preferred Stock and the consideration for each issuance.

(b) Options and Warrants. Each option and warrant, if any, to acquire shares of AMHP Common Stock outstanding immediately before the Effective Date, which specifically related to AMHP’s Series E Convertible Preferred Stock issued in connection with AMHP’s private placement or otherwise, shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become an equivalent option or warrants, as applicable, to acquire, upon the same terms and conditions, the number of shares of the Company’s Common Stock that is equal to the number of shares of AMHP Common Stock the optionee or warrant holder would have received had the optionee or warrant holder exercised such option or warrant in full immediately before the Effective Date (whether or not such option or warrant was then exercisable) and the exercise price per share under each such option or warrant shall be equal to the exercise price per share thereunder immediately before the Effective Date.

(c) Convertible Securities. Each convertible security with the right to acquire shares of AMHP Common Stock or AMHP Preferred Stock outstanding immediately before the Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become an equivalent convertible security with the right to acquire, upon the same terms and conditions, the number of shares of the Company’s Common Stock or the Company’s Preferred Stock, as applicable, that is equal to the number of shares of AMHP Common Stock or AMHP Preferred Stock, as appliable, the holder would have received had the holder converted such convertible security in full immediately before the Effective Date (whether or not such convertible security was then convertible) and the conversion price per share under each such convertible security shall be equal to the conversion price per share thereunder immediately before the Effective Date.

(d) Surviving Common Stock. Each share of the Company’s Common Stock issued and outstanding and held by AMHP, if any, immediately before the Effective Date shall be canceled without any consideration being issued or paid therefor.

Section 2.2 Stock Certificates. After the Effective Date, each certificate theretofore representing issued and outstanding shares of AMHP Common Stock and AMHP Preferred Stock will thereafter be deemed to represent the same number of shares of the Company’s Common Stock and the Company’s Preferred Stock. The holders of outstanding certificates, whether in book entry or in physical form, theretofore representing AMHP Common Stock or AMHP Preferred Stock will not be required to surrender such certificate(s) to AMHP or the Company.

Section 2.3 Reorganization. For United States federal income tax purposes, the Merger is intended to constitute a tax-free reorganization within the meaning of section 368(a) of the Internal Revenue Code of 1986, as amended. The Parties to this Agreement hereby adopt this Agreement as a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

ARTICLE 3

TRANSFER AND CONVEYANCE OF ASSETS AND ASSUMPTION OF LIABILITIES

Section 3.1 Effects of the Merger. At the Effective Date, the Merger shall have the effects specified in the NRS and this Agreement. Without limiting the generality of the foregoing, and subject thereto, at the Effective Date the Company, through AMHP, its new wholly owned subsidiary, shall possess all the rights, privileges, powers and franchises, of a public as well as a private nature, and shall be subject to all the restrictions, disabilities and duties of AMHP; the rights, privileges, powers and franchises of AMHP and the Company, and all property, real, personal and mixed, and all debts due to each of them on whatever account, shall be vested in the Company, of which AMHP shall be a wholly owned subsidiary; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter the property of the Company, as they were of the respective constituent entities, and the title to any real estate, whether by deed or otherwise vested in AMHP and the Company or either of them, shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of the Parties hereto on the Effective Date of the Merger shall be preserved unimpaired, and all debts, liabilities and duties of the respective constituent entities shall thenceforth attach to the Company and/or AMHP, its wholly owned subsidiary, and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it.

Section 3.2 Additional Actions. If, at any time after the Effective Date of the Merger, the Company shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable (a) to vest, perfect or confirm, of record or otherwise, in the Company, title to and possession of any property or right of AMHP acquired or to be acquired by reason of, or as a result of, the Merger, or (b) otherwise to carry out the purposes of this Agreement, the Company may execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such property or rights in the Company and otherwise to carry out the purposes of this Agreement. The Company is fully authorized in the name of AMHP or otherwise, both prior and subsequent to the Name Change, to take any and all such action as the CEO or any executive officer of the Company shall determine.

ARTICLE 4

APPROVAL BY BOARDS; AMENDMENT; EFFECTIVE DATE

Section 4.1 Approval. This Agreement and the Merger of AMHP, the Surviving Corporation, and EWLL Acquisition Corp., the entity that will cease to exist, as contemplated hereby, is subject to (a) approval by the Board of Directors of the Company and AMHP, in accordance with the NRS and compliance with the requirements board of directors in accordance with applicable law, (b) compliance with applicable U.S. federal securities laws, duly authorized officers of the respective Parties shall make and execute the Articles of Merger and, with respect to the Company, its Articles of Amendment, and shall cause such documents to be filed with the Secretary of State of the State of Nevada, among other required filings under the U.S. federal securities laws and the NRS, in accordance with the laws of Nevada and applicable U.S. federal securities laws and (c) the fulfillment of the commitments, if any, of AMHP under outstanding contracts with third parties, to the extent not already fulfilled. The effective date of the Merger (the “Effective Date”) shall be the date and time on and at which the Merger becomes effective under the laws of Nevada. The execution and delivery hereof by Parties, accompanied by the respective Joint Written Consents, shall constitute the approval and adoption of, and consent to, this Agreement and the transactions contemplated hereby.

Section 4.2 Amendments. The Board of Directors of each Party may amend this Agreement by written agreement of each Party at any time before the Effective Date, provided, however, that an amendment made subsequent to the approval of the Merger shall not (a) alter or change the amount or kind of shares to be received in exchange for or on conversion of all or any of the shares of Common Stock and Preferred Stock, (b) alter or change any term of the Articles of Incorporation of Surviving Company, if such alteration or change would adversely affect the holders of Surviving Corporation’s Common Stock and Preferred Stock, if any, or (c) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of Surviving Corporation’s Common Stock and Preferred Stock, if any.

ARTICLE 5

MISCELLANEOUS

Section 5.1 Termination. This Agreement may be terminated and the Merger abandoned at any time before the filing of the Articles of Merger with the Secretary of State of the State of Nevada, whether before or after approval of this Agreement by the Boards of Directors of each Party.

Section 5.2 Captions and Section Headings. As used herein, captions and section headings are for convenience only and are not a part of this Agreement and shall not be used in construing it.

Section 5.3 Entire Agreement. This Agreement and the other documents delivered pursuant hereto and thereto, or incorporated by reference herein, contain the entire agreement between the parties hereto concerning the transactions contemplated herein and supersede all prior agreements or understandings between the parties hereto relating to the subject matter hereof.

Section 5.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be considered to be an original instrument. Signatures transmitted by facsimile shall be deemed valid execution of this Agreement binding on the Parties.

Section 5.5 Severability. If any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected thereby. To the extent permitted by applicable law, each Party waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

Section 5.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

Section 5.7 No Third-Party Beneficiaries. This Agreement is not intended to confer upon any person other than the Parties hereto any rights or remedies hereunder.

Section 5.8 Governing Law. This Agreement and all matters relating to this Agreement shall be governed by, construed and interpreted in accordance with the laws of the State of Nevada, without giving effect to principles of conflicts of laws.

Section 5.9 Amendments. This Agreement may, to the extent permitted by law, be amended, supplemented or interpreted at any time by action taken by the Board of Directors of each of the Parties and, to the extent required by law, by the approval of the Majority Consenting Stockholders.

Section 5.10 Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder will be deemed duly given (i) when delivered personally to the recipient, (ii) one (1) business day after being sent to the recipient by reputable overnight courier service, (iii) one (1) business day after being sent to the recipient by facsimile transmission or electronic mail, or (iv) four (4) business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below:

If to eWellness Healthcare Corporation or EWLL Acquisition Corp.:

Then to:
1126 S Federal Highway #464
Ft. Lauderdale FL 33316
Attention: Douglas MacLellan, CEO
Email: dmaclellan@mac.com
and: david.markowski@gmail.com

If to American Health Protection, Inc.:

Then to:
6953 Amboy Road
Staten Island, NY 10309
Attention: Joseph Salvani, President
Email: jsalvani@aol.com

Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

(Signatures on Following Page)

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

EWELLNESS HEALTHCARE CORPORATION		AMERICAN HEALTH PROTECTION, INC.

By:		By:
Name:	Douglas MacLellan	Name:	Joseph Salvani
Title:	Chief Executive Officer	Title:	President

EWLL ACQUISITION CORP.:

By:
Name:	David Markowski
Title:	President

SCHEDULE A